UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PIPEX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3808303
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3985 Research Park Drive, Ann Arbor, MI 48108	48108
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: _____________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

The American Stock Exchange has approved the Registrant's common stock, $0.001 par value per share (the “Common Stock”), for listing and trading on the American Stock Exchange and the Common Stock is expected to begin trading on such market on or before the opening of the market on June 26, 2007. As a result of the listing of the Common Stock on the American Stock Exchange, the Common Stock is hereby registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), rather than Section 12(g) of the Exchange Act.

Item 1. Description of Registrant's Securities to be Registered.

A complete description of the Common Stock is contained under the caption “Description of Securities” in the Prospectus included in the Registration Statement on Form SB-2, File No. 333-139354, which was declared effective by the Securities and Exchange Commission on February 13, 2007. Such description is hereby incorporated by reference, except with respect to the number of shares of the Registrant's securities which are outstanding. As of June 18, 2007, the Registrant had outstanding 17,033,218 shares of its Common Stock.

Item 2.  Exhibits

In accordance with the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no securities of the Registrant are registered on the American Stock Exchange other than the shares of common stock to be registered on this registration statement and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PIPEX PHARMACEUTICALS, INC. (Registrant)

Date: June 20, 2007	/s/ Steve H. Kanzer
Steve H. Kanzer Chief Executive Officer